UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court

Hillsboro, OR 97124

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 or the Exchange Act (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

(Title of each Class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Lattice Semiconductor Corporation 2013 Incentive Plan

On May 3, 2019, the stockholders of Lattice Semiconductor Corporation (the “Company”) approved the amended Lattice Semiconductor Corporation 2013 Incentive Plan (the “Amended 2013 Plan”) at the Company’s annual meeting of stockholders held in San Jose, California (the “Annual Meeting”). The Amended 2013 Plan was previously approved by the Board, upon recommendation by the Compensation Committee (the “Committee”), subject to stockholder approval at the Annual Meeting.

The 2013 Incentive Plan (as amended prior to the Annual Meeting, the “2013 Plan”) was amended to (i) increase by 6,500,000 shares (from 18,640,000 shares to 25,140,000 shares) the number of shares of our common stock available for issuance under the 2013 Plan and (ii) eliminate a redundant limitation on the Company’s ability to grant full value awards in light of the fungible share limit that already provides that these awards count against the numerical limits of the 2013 Plan on a 2.2-to-1 basis. Unless sooner terminated by the Board or the Committee, the Amended 2013 Plan will terminate on May 1, 2023. A detailed summary of the Amended 2013 Plan can be found on pages 43-49 of the Company’s definitive Proxy Statement on Schedule 14A filed on March 22, 2019 (the “Proxy Statement”), which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2013 Plan, which was attached as Annex A to such definitive Proxy Statement and is incorporated herein by reference.

Amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

On May 3, 2019, the stockholders of the Company approved the Lattice Semiconductor Corporation amended 2011 Non-Employee Director Equity Incentive Plan (the “Amended Director Plan”) at the Annual Meeting. The Amended Director Plan was previously approved by the Board, upon recommendation by the Committee, subject to stockholder approval at the Annual Meeting.

The 2011 Non-Employee Director Equity Incentive Plan (as amended prior to the Annual Meeting, the “Director Plan”) was amended to (i) increase by 200,000 shares (from 2,010,000 shares to 2,210,000 shares) the number of shares of common stock available for issuance under the Director Plan and (ii) eliminate the ability of the Company’s board of directors to grant awards under the Amended Director Plan that vest based on the achievement of any performance goals. Unless sooner terminated by the Board or the Committee, the Amended Director Plan will terminate on May  3, 2021. A detailed summary of the Amended Director Plan can be found on pages 50-54 of the Proxy Statement, which description is incorporated herein by reference. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Plan, which was attached as Annex B to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders representing 120,475,181 shares, or 91.37% of the outstanding shares of capital stock of the Company as of the March 8, 2019 record date, were present in person or were represented at the meeting by proxy. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows.

Proposal 1: Election of Directors

Our board of directors is currently comprised of nine members. Each of the nine nominees for director was elected for a term of one year, and the voting results are set forth below:

Nominee	For	Withheld	Broker Non-Votes
James R. Anderson	108,509,277	463,325	11,502,579
Robin A. Abrams	106,265,652	2,706,950	11,502,579
Brian M. Beattie	108,496,904	475,698	11,502,579
John Bourgoin	107,844,461	1,128,141	11,502,579
Mark E. Jensen	108,417,443	555,159	11,502,579
James P. Lederer	107,931,267	1,041,335	11,502,579
John E. Major	99,521,119	9,451,483	11,502,579
Krishna Rangasayee	107,916,189	1,056,413	11,502,579
D. Jeffrey Richardson	107,245,516	1,727,086	11,502,579

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, as an advisory vote, the compensation of the Company’s named executive officers was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
79,776,343	29,071,352	124,907	11,502,579

Proposal 3: Approval of the Amended Lattice Semiconductor Corporation 2013 Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2013 Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
102,667,995	6,212,969	91,638	11,502,579

Proposal 4: Approval of the Amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan

The proposal to approve the amended Lattice Semiconductor Corporation 2011 Non-Employee Director Equity Incentive Plan was approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
105,328,500	3,547,495	96,607	11,502,579

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019 was approved, and the voting results are set forth below:

For	Against	Abstain
119,601,284	764,172	109,725

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 9, 2019	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel